Exhibit 99.1

Digital Turbine Reports Fourth Quarter and Fiscal Full Year 2019 Results

Fiscal 2019 Revenue of $103.6 Million Represented 39% Annual Growth

Gross Margin Expansion and Operating Leverage Continue to Drive Improved Profitability

Austin, TX – June 3, 2019 – Digital Turbine, Inc. (Nasdaq: APPS) announced financial results for the fiscal full year and quarter ended March 31, 2019. All operating results discussed below, except as otherwise specifically noted, refer only to the continuing operations of the Company, and all comparisons to prior periods have been adjusted to reflect only continuing operations.

Recent Highlights:

•	Fiscal fourth quarter revenue was $27.2 million, representing 30% growth when compared to the fiscal fourth quarter of 2018. Fiscal year 2019 revenue totaled $103.6 million, up 39% as compared to fiscal year 2018 revenue.

•	GAAP net loss for the fiscal fourth quarter was $6.8 million, or ($0.09) per share, as compared to a GAAP net loss of $4.2 million, or ($0.06) per share for the fiscal fourth quarter of 2018. Non-GAAP adjusted net income[1] for the fiscal fourth quarter was $2.4 million, or $0.03 per share, as compared to a Non-GAAP adjusted net loss of $0.6 million, or ($0.01) per share in the fourth quarter of fiscal 2018.

•	Non-GAAP adjusted EBITDA[2] for the fiscal fourth quarter was $3.3 million, as compared to Non-GAAP adjusted EBITDA of approximately zero in the fourth quarter of fiscal 2018. Non-GAAP adjusted EBITDA for full fiscal year 2019 totaled $8.9 million.

•	GAAP cash provided by operating activities totaled $2.4 million in the fiscal fourth quarter. Non-GAAP free cash flow[3] totaled $1.9 million in the fiscal fourth quarter.

•	GAAP gross margin was 40% for the fourth quarter of fiscal 2019, as compared to a 33% GAAP gross margin in the fourth quarter of fiscal 2018. Non-GAAP adjusted gross margin[4] was 42% for the fourth quarter of fiscal 2019, as compared to 36% in the fourth quarter of fiscal 2018 and 37% in the third quarter of fiscal 2019.

•	The Company has surpassed 260 million total devices with Ignite installed to date, including more than 29 million devices installed during the March quarter.

•	U.S. revenue-per-device (“RPD”) increased by 27%, respectively, when compared to the fiscal fourth quarter of 2018, highlighting continuing strong demand among advertisers for the Digital Turbine platform.

Digital Turbine Fourth Quarter and Fiscal 2019 Results
June 3, 2019

•	The Company ended fiscal 2019 with a cash balance of $10.9 million and zero total debt, following the conversion of all remaining convertible notes previously outstanding and full repayment of short-term debt.

“Fiscal year 2019 was a breakout year for Digital Turbine, with strong growth on both the top-line and the bottom-line” said Bill Stone, CEO.  “During the March quarter, we grew revenues 30% year-over-year and generated more than $3 million in Adjusted EBITDA despite slower smartphone sales in the U.S. during the period. Revenue growth in the quarter was primarily driven by strong revenue-per-device (RPD) with our U.S. partners. Our average RPD with U.S. partners, a key health metric for the business, increased 27% during the March quarter, a testament to the strength of advertiser demand for access to the increasingly valuable device homescreen. We were also very pleased with the profitability metrics realized during the quarter. Notable gross margin expansion and continuing operating leverage led to markedly improved Adjusted EBITDA and Non-GAAP net income during the quarter.”

“We began fiscal 2019 with a clear primary objective in mind - to firmly establish a scalable, high-growth, sustainably-profitable platform business. Strong demand for an enhanced Digital Turbine platform from carrier, OEM and advertiser partners enabled us to achieve this goal, as we generated nearly $9 million in total adjusted EBITDA during fiscal year 2019 while developing several promising new products and adding valuable new partners such as Samsung that provide strategic catalysts for meaningful future growth. Importantly, we also exited fiscal 2019 with a vastly improved balance sheet with approximately $11 million in cash and zero remaining debt.”

Mr. Stone concluded, “As we embark on fiscal 2020 and page forward to the next stage of growth for Digital Turbine, our primary objective is to efficiently scale the platform. On the business development side, we are actively recruiting additional partners to the platform, with an added emphasis on large international carriers and OEMs who can help to significantly expand our addressable market opportunity overseas. On the product development side, we are continuing to innovate and enact new product features that foster improved levels of conversion and engagement for advertisers, while providing a richer, more pertinent value-added experience for end users. We look forward to providing updates on our progress toward these key objectives as the year plays out. We believe that by continuing to deliver attractive returns for our many platform constituents, we can expect to deliver attractive returns for our investors.”

Fourth Quarter Fiscal 2019 Financial Results

Revenue for the fourth quarter of fiscal 2019 was $27.2 million, representing an increase of 30% year-over-year. Revenue growth was primarily driven by higher revenue-per-device with our large U.S.-based carrier partners, reflecting strong baseline advertiser demand for our platform products. Revenue growth during the March quarter was also supplemented by 129% year-over-year growth in revenue derived from international partners and Open Market devices.

Digital Turbine Fourth Quarter and Fiscal 2019 Results
June 3, 2019

GAAP gross margin was 40% for the fourth quarter of fiscal 2019, as compared to a 33% GAAP gross margin in the fourth quarter of fiscal 2018. Non-GAAP adjusted gross margin4 increased to 42% for the fourth quarter of fiscal 2019, as compared to 36% for the fourth quarter of fiscal 2018.

Net loss from continuing operations for the fourth quarter of fiscal 2019 was $6.8 million, or ($0.09) per share, as compared to a net loss from continuing operations for the fiscal fourth quarter of 2018 of $4.2 million, or ($0.06) per share. Non-GAAP adjusted net income1 for the fourth quarter of fiscal 2019 was $2.4 million, or $0.03 per share, as compared to a Non-GAAP adjusted net loss of $0.6 million, or ($0.01) per share, during the fiscal fourth quarter of 2018.

Non-GAAP adjusted EBITDA2 was $3.3 million for the fourth quarter of fiscal 2019, as compared to Non-GAAP adjusted EBITDA of approximately zero for the fourth quarter of fiscal 2018. The reconciliation between GAAP and Non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited Consolidated Statements of Operations and Comprehensive Income/(Loss) below.

Full Year Fiscal 2019 Financial Results

Revenue for fiscal 2019 totaled $103.6 million, representing an increase of 39% year-over-year. Revenue growth during fiscal 2019 was attributable to significantly higher revenue-per-device with our large U.S.-based carrier partners, as well as incremental contributions from international partners and other new partners that launched on the platform during the year.

GAAP gross margin was 34% for fiscal 2019, as compared to the 34% GAAP gross margin in fiscal 2018. Non-GAAP adjusted gross margin4 was 36% for fiscal 2019, as compared to 36% in fiscal 2018.

Net loss from continuing operations for fiscal 2019 was $4.3 million, or ($0.06) per share, as compared to a net loss from continuing operations for fiscal 2018 of $19.7 million, or ($0.28) per share. Non-GAAP adjusted net income1 for fiscal 2019 was $5.9 million, or $0.08 per share, as compared to a Non-GAAP adjusted net loss of $3.6 million, or ($0.05) per share, during fiscal 2018.

Non-GAAP adjusted EBITDA2 was $8.9 million for fiscal 2019, as compared to a Non-GAAP adjusted EBITDA loss of $0.2 million in fiscal 2018. The reconciliation between GAAP and Non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited Consolidated Statements of Operations and Comprehensive Income/(Loss) below.

Digital Turbine Fourth Quarter and Fiscal 2019 Results
June 3, 2019

Business Outlook

Based on information available as of June 3, 2019, the Company expects first quarter fiscal 2020 revenue of between $28.0 million and $28.5 million, and non-GAAP adjusted EBITDA2 of between $2.2 million and $2.6 million. It is not reasonably practicable to provide a business outlook for GAAP net income from continuing operations because the Company cannot reasonably estimate the changes in the fair value of derivatives associated with warrants issued in connection with the September 2016 convertible notes offering, which are directly impacted by changes in the Company’s stock price.

About Digital Turbine, Inc.

Digital Turbine innovates at the convergence of media and mobile communications, connecting top mobile operators, OEMs and publishers with app developers and advertisers worldwide. Its comprehensive Mobile Delivery Platform powers frictionless user acquisition and engagement, operational efficiency and monetization opportunities. Digital Turbine’s technology platform has been adopted by more than 30 mobile operators and OEMs worldwide, and has delivered more than one billion app preloads for tens of thousands advertising campaigns. The company is headquartered in Austin, Texas, with global offices in Durham, Mumbai, San Francisco, Singapore and Tel Aviv. For additional information visit www.digitalturbine.com.

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss its fourth quarter and fiscal 2019 financial results and provide operational updates on the business. To participate, interested parties should dial 855-238-2713 in the United States or 412-542-4111 from international locations. A webcast of the conference call will be available at ir.digitalturbine.com/events.

For those who are not able to join the live call, a playback will be available through June 10, 2019. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10131961.

The conference call will discuss guidance and other material information.

Use of Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted gross profit, non-GAAP gross margin, non-GAAP adjusted EBITDA and non-GAAP free cash flow. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Digital Turbine Fourth Quarter and Fiscal 2019 Results
June 3, 2019

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these Non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes Non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of Non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

1Non-GAAP adjusted net income/(loss) and EPS are defined as GAAP net income/(loss) and EPS adjusted to exclude the effect of stock-based compensation, amortization of intangibles, changes in the fair value of derivatives associated with warrants issued in connection with the September 2016 convertible notes offering, and loss on extinguishment of debt. Readers are cautioned that Non-GAAP adjusted net income/(loss) and EPS should not be construed as an alternative to comparable GAAP net income figures determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

2Non-GAAP adjusted EBITDA is calculated as GAAP net income/(loss) excluding the following cash and non-cash expenses: interest expense, foreign exchange transaction loss/(gain), income tax provision/(benefit), depreciation and amortization, stock-based compensation expense, the change in fair value of derivatives associated with warrants issued in connection with the September 2016 convertible notes offering, other expense, and a loss on extinguishment of debt. Readers are cautioned that Non-GAAP adjusted EBITDA should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

3Non-GAAP free cash flow, which is a non-GAAP financial measure, is defined as net cash provided by operating activities (as stated in our Consolidated Statement of Cash Flows) reduced by capital expenditures. Readers are cautioned that free cash flow should not be construed as an alternative to net cash provided by operating activities determined in accordance with U.S. GAAP as an indicator of profitability, performance or liquidity, which is the most comparable measure under GAAP.

4Non-GAAP adjusted gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of intangible amortization expense and depreciation of software. Readers are cautioned that Non-GAAP adjusted gross profit and gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted gross profit and gross margin, Non-GAAP adjusted EBITDA, Non-GAAP adjusted net income / (loss) and EPS, and Non-GAAP free cash flow are used by management as internal measures of profitability, performance and liquidity. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

Digital Turbine Fourth Quarter and Fiscal 2019 Results
June 3, 2019

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements.

These factors and risks include:

•	risks associated with Ignite adoption among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying Ignite)
•	actual mobile device sales and sell-through where Ignite is deployed is out of our control
•	risks associated with new privacy laws, such as the European Union’s GDPR and similar laws which may require changes to our development and user interface for certain functionality of our Ignite product
•	risks associated with the timing of Ignite software pushes to the embedded bases of carrier and OEM partners
•	risks associated with end user take rates of carrier and OEM software pushes which include Ignite
•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control
•	risks associated with fluctuations in the number of Ignite slots across US carrier partners
•	required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement
•	risks associated with delays in major mobile phone launches, or the failure of such launches to achieve the scale
•	customer adoption that either we or the market may expect
•	risks associated with the level of our secured and unsecured indebtedness
•	ability to comply with financial covenants in outstanding indebtedness
•	the difficulty of extrapolating monthly demand to quarterly demand
•	the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as Adjusted EBITDA)
•	ability as a smaller Company to manage international operations
•	varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products

Digital Turbine Fourth Quarter and Fiscal 2019 Results
June 3, 2019

•	changes in economic conditions and market demand
•	rapid and complex changes occurring in the mobile marketplace
•	pricing and other activities by competitors
•	derivative and warrant liabilities on our balance sheet will fluctuate as our stock price moves and will also produce changes in our income statement; these fluctuations and changes might materially impact our reported GAAP financials in an adverse manner, particularly if our stock price were to rise
•	technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources, and
•	other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.

You should not place undue reliance on these forward-looking statements.  The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contacts:

Brian Bartholomew
Digital Turbine
brian.bartholomew@digitalturbine.com

SOURCE Digital Turbine, Inc.

Digital Turbine Fourth Quarter and Fiscal 2019 Results
June 3, 2019

Digital Turbine, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	3 Months Ended	3 Months Ended	12 Months Ended	12 Months Ended
	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018
	(Unaudited)	(Unaudited)
Net revenues	$27,192	$20,961	$103,569	$74,751
Cost of revenues
License fees and revenue share	15,768	13,623	65,981	47,967
Other direct cost of revenues	470	453	2,023	1,729
Total cost of revenues	16,238	14,076	68,004	49,696
Gross profit	10,954	6,885	35,565	25,055
Operating expenses
Product development	2,973	2,118	11,147	9,653
Sales and marketing	2,501	2,043	8,212	6,087
General and administrative	3,546	4,063	12,761	15,124
Total operating expenses	9,020	8,224	32,120	30,864
Income / (loss) from operations	1,934	(1,339)	3,445	(5,809)
Interest and other expense, net
Interest expense, net	(472)	(252)	(1,120)	(2,067)
Foreign exchange transaction gain / (loss)	(4)	(87)	3	(148)
Change in fair value of convertible note embedded derivative liability	(2,104)	(1,249)	(1,008)	(7,559)
Change in fair value of warrant liability	(5,720)	(682)	(4,875)	(3,208)
Loss on extinguishment of debt	(406)	(619)	(431)	(1,785)
Other income / (expense)	322	2	153	(72)
Total interest and other expense, net	(8,384)	(2,887)	(7,278)	(14,839)
Loss from continuing operations before income taxes	(6,450)	(4,226)	(3,833)	(20,648)
Income tax benefit / (provision)	312	(14)	469	(951)
Net loss from continuing operations, net of taxes	(6,762)	(4,212)	(4,302)	(19,697)
Loss from discontinued operations	(96)	(34,213)	(1,708)	(33,160)
Net loss from discontinued operations, net of taxes	(96)	(34,213)	(1,708)	(33,160)
Net loss from operations, net of taxes	$(6,858)	$(38,425)	$(6,010)	$(52,857)
Foreign currency translation adjustment	(28)	1	(31)	(4)
Comprehensive loss:	$(6,886)	$(38,424)	$(6,041)	$(52,861)
Basic and diluted net loss per common share
Continuing operations	$(0.09)	$(0.06)	$(0.06)	$(0.28)
Discontinued operations	$-	$(0.46)	$(0.02)	$(0.47)
Net loss	$(0.09)	$(0.52)	$(0.08)	$(0.75)
Weighted average common shares outstanding, basic	79,404	75,160	77,440	70,263
Weighted average common shares outstanding, diluted	79,404	75,160	77,440	70,263

Digital Turbine Fourth Quarter and Fiscal 2019 Results
June 3, 2019

Digital Turbine, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except par value and share amounts)

	March 31, 2019	March 31, 2018

ASSETS
Current assets
Cash and cash equivalents	$10,894	$12,720
Restricted cash	165	331
Accounts receivable, net of allowances of $895 and $512, respectively	22,707	17,050
Prepaid expenses and other current assets	1,331	901
Current assets held for disposal	2,026	8,753
Total current assets	37,123	39,755
Property and equipment, net	3,430	2,757
Deferred tax assets	40	596
Intangible assets, net	-	1,231
Goodwill	42,268	42,268
TOTAL ASSETS	$82,861	$86,607
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$14,912	$19,895
Accrued license fees and revenue share	16,205	8,232
Accrued compensation	2,441	2,966
Short-term debt, net of debt issuance costs of $0 and $205, respectively	-	1,445
Other current liabilities	826	1,142
Current liabilities held for disposal	3,924	12,726
Total current liabilities	38,308	46,406
Convertible notes, net of debt issuance costs and discounts of $0 and $1,827, respectively	-	3,873
Convertible note embedded derivative liability	-	4,676
Warrant liability	8,013	3,980
Other non-current liabilities	182	-
Total liabilities	46,503	58,935
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000)	100	100
Common stock
$0.0001 par value: 200,000,000 shares authorized; 82,354,940 issued and 81,620,484 outstanding at March 31, 2019; 76,843,278 issued and 76,108,822 outstanding at March 31, 2018	10	10
Additional paid-in capital	332,793	318,066
Treasury stock (754,599 shares at March 31, 2019 and March 31, 2018)	(71)	(71)
Accumulated other comprehensive loss	(356)	(325)
Accumulated deficit	(296,118)	(290,108)
Total stockholders' equity	36,358	27,672
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$82,861	$86,607

Digital Turbine Fourth Quarter and Fiscal 2019 Results
June 3, 2019

Digital Turbine, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

(in thousands)

	3 Months Ended	3 Months Ended
	March 31, 2019	March 31, 2018
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss from continuing operations, net of taxes	$(6,762)	$(4,212)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	621	702
Change in allowance for doubtful accounts	(42)	68
Non-cash interest expense	547	143
Stock-based compensation	595	519
Stock-based compensation for services rendered	155	100
Change in fair value of convertible note embedded derivative liability	2,104	1,249
Change in fair value of warrant liability	5,720	682
Loss on extinguishment of debt	406	618
(Increase)/decrease in assets:
Accounts receivable	1,586	5,636
Deferred tax assets	399	-
Prepaid expenses and other current assets	131	(249)
Increase/(decrease) in liabilities:
Accounts payable	(7,640)	1,075
Accrued license fees and revenue share	4,715	1,547
Accrued compensation	867	90
Other current liabilities	(1,088)	(246)
Other non-current liabilities	127	(67)
Net cash provided by operating activties - continuing operations	2,441	7,655
Net cash used in operating activties - discontinued operations	(265)	(1,175)
Net cash provided by operating activties	$2,176	$6,480

Cash flows from investing activities
Capital expenditures	$(533)	$(772)
Cash used in investing activties - continuing operations	(533)	(772)
Cash used in investing activties - discontinued operations	-	(50)
Net cash used in investing activities	$(533)	$(822)

Cash flows from financing activities
Options exercised	$511	$78
Repayment of debt obligations	(1,600)	(250)
Warrants exercised	-	350
Net cash provided by / (used in) financing activities	$(1,089)	$178

Effect of exchange rate changes on cash and cash equivalents and restricted cash	$(26)	$1

Net change in cash and cash equivalents and restricted cash	$528	$5,837

Cash and cash equivalents and restricted cash, beginning of period	$10,531	$6,883

Cash and cash equivalents and restricted cash, end of period	$11,059	$12,720

Digital Turbine Fourth Quarter and Fiscal 2019 Results
June 3, 2019

GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

(in thousands)

	3 Months Ended	3 Months Ended	12 Months Ended	12 Months Ended
	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Continuing Operations:
Revenue	$27,192	$20,960	$103,569	$74,751
Gross profit	$10,954	$6,885	$35,565	$25,055
Gross margin percentage	40%	33%	34%	34%
Add back items:
Amortization of intangibles	$224	$453	$1,231	$1,416
Depreciation of software	$148	$202	$696	$313
Non-GAAP gross profit from continuing operations	$11,326	$7,540	$37,491	$26,785
Non-GAAP gross margin percentage from continuing operations	42%	36%	36%	36%

GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME / (LOSS)

(in thousands)

	3 Months Ended	3 Months Ended	12 Months Ended	12 Months Ended
	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Continuing Operations:
Net loss from continuing operations	$(6,763)	$(4,212)	$(4,302)	$(19,697)
Add back items:
Stock and stock option compensation	750	619	2,531	2,978
Amortization of intangibles	224	453	1,231	1,416
Change in fair value of convertible note embedded derivative and warrant liability	7,824	1,931	5,883	10,767
Loss on extinguishment of debt	406	619	431	1,785
Non-recurring severance expense	-	-	145	-
Tax adjustment (1)	-	-	-	(849)
Non-GAAP adjusted net income / (loss) from continuing operations	$2,441	$(590)	$5,919	$(3,601)

Non-GAAP adjusted net income / (loss) per share from continuing operations	$0.03	$(0.01)	$0.08	$(0.05)
Weighted average common shares outstanding, basic	79,404	75,160	77,440	70,263
Weighted average common shares outstanding, diluted	79,404	75,160	77,440	70,263

(1) Non-cash charges to the tax provision / (benefit) are largely due to updates resulting from finalization of a transfer pricing study

Digital Turbine Fourth Quarter and Fiscal 2019 Results
June 3, 2019

GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	3 Months Ended	3 Months Ended	12 Months Ended	12 Months Ended
	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Continuing Operations:
Net loss from continuing operations	$(6,763)	$(4,212)	$(4,302)	$(19,697)
Add back items:
Stock and stock option compensation	750	619	2,531	2,978
Amortization of intangibles	224	453	1,231	1,416
Depreciation expense	396	248	1,535	1,244
Interest expense, net	472	252	1,120	2,067
Other income	(316)	(2)	(153)	72
Change in fair value of convertible note embedded derivative and warrant liability	7,824	1,931	5,883	10,767
Loss on extinguishment of debt	406	619	440	1,785
Non-recurring severance expense	-	-	145	-
Foreign exchange transaction loss / (gain)	4	87	(3)	148
Income tax provision / (benefit)	312	(16)	469	(951)
Non-GAAP adjusted EBITDA from continuing operations	$3,309	$(21)	$8,896	$(173)

GAAP CASH FLOW FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO NON-GAAP FREE CASH FLOW FROM CONTINUING OPERATIONS

(in thousands)

	3 Months Ended	3 Months Ended
	March 31, 2019	March 31, 2018
	(Unaudited)	(Unaudited)
Net cash provided by operating activities from continuing operations	$2,441	$7,655
Capital expenditures	(533)	(772)
Non-GAAP free cash flow provided by continuing operations	$1,908	$6,883